Exhibit 99.1

JFrog Announces Second Quarter 2026 Results

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Total Second Quarter Revenues of $163.8 million; up 29% Year-over-Year
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Second Quarter Cloud Revenues of $87.5 million; up 53% Year-over-Year
•
Customers with ARR greater than $1 million equaled 97, up 59% Year-over-Year
•
Trailing four quarter Net Dollar Retention equaled 121% versus 118% in prior year

Sunnyvale, Calif., August 6, 2026 – JFrog Ltd. (Nasdaq: FROG), the Liquid Software company and creators of the JFrog Software Supply Chain Platform, the system of record for software artifacts, binaries, and AI assets, today announced financial results for its second quarter 2026 ended June 30, 2026.

“Q2 reflected the strength of our strategy and the disciplined execution of the JFrog team,” said Shlomi Ben Haim, CEO and Co-founder of JFrog. “AI is fundamentally reshaping how software is created, accelerating the volume of software artifacts flowing into production and increasing the need for trusted security, governance, and distribution. As enterprises standardize on JFrog as their Software Supply Chain System of Record, we continue to benefit from strong cloud adoption and growing demand for our security solutions. With AI coding agents accelerating software development, and increasingly sophisticated cyber threats raising the bar for trust, we believe JFrog is well positioned to capture this long-term opportunity while continuing to execute with discipline and efficiency.”

Second Quarter 2026 Financial Highlights

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Revenue for the second quarter of 2026 was $163.8 million, up 29% year-over-year.
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GAAP Gross Profit was $127.6 million; GAAP Gross Margin was 77.9%.
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Non-GAAP Gross Profit was $136.2 million; Non-GAAP Gross Margin was 83.2%.
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GAAP Operating Loss was ($13.2) million; GAAP Operating Margin was (8.1%).
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Non-GAAP Operating Income was $32.6 million; Non-GAAP Operating Margin was 19.9%.
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GAAP Net Loss Per Share was ($0.03); Non-GAAP Diluted Earnings Per Share was $0.27.
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Operating Cash Flow was $57.1 million; Free Cash Flow of $53.7 million.
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Cash, Cash Equivalents and Investments were $824.5 million as of June 30, 2026.
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Remaining performance obligations were $659.0 million as of June 30, 2026, up 38% year-over-year.

Recent Business & Product Highlights

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Cloud revenue equaled $87.5 million during the second quarter of 2026, an increase of 53% year-over-year. Cloud revenue represented 53% of total revenue, compared to 45% in the year-ago period.
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Net Dollar Retention rate for the trailing four quarters was 121%, driven by growing demand for software supply chain security solutions and cloud consumption.
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Customers with greater than $1 million ARR increased to 97, up from 61 in the year-ago period.
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Customers with greater than $100K ARR increased to 1,291 compared with 1,076 in the year-ago period.
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Customers adopting the end-to-end JFrog Platform Enterprise+ subscription represented 59% of total revenue during the second quarter of 2026, versus 55% in the year-ago period.
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Positioned as a Leader in the first Gartner® Magic Quadrant™ for Software Supply Chain Security.

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Delivered JFrog plugin in collaboration with Anthropic to bring enterprise-grade software supply chain governance and security to Claude Code.
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Delivered security solutions to >1M AI developers with Cursor Coding agent plugin.

Third Quarter and Fiscal Year 2026 Outlook

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Third Quarter 2026 Outlook:
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Revenue between $164 million and $166 million
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Non-GAAP operating income between $27 million and $29 million
o
Non-GAAP net income per diluted share between $0.22 and $0.24, assuming approximately 130 million weighted average diluted shares outstanding
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Fiscal Year 2026 Outlook:
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Revenue between $648 million to $652 million
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Non-GAAP operating income between $116 million and $120 million
o
Non-GAAP net income per diluted share between $0.96 and $1.00, assuming approximately 129 million weighted average diluted shares outstanding

The section titled "Non-GAAP Financial Information" below describes our usage of non-GAAP financial measures. Reconciliations between historical GAAP and non-GAAP information are contained at the end of this press release following the accompanying financial data.

Conference Call Details

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Event: JFrog’s Second Quarter 2026 Financial Results Conference Call
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Date: Thursday, August 6, 2026
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Time: 2:00 p.m. PT (5:00 p.m. ET)

A live webcast of the conference call will be accessible from the investor relations website at https://investors.jfrog.com/events-and-presentations.

About JFrog

JFrog Ltd. (Nasdaq: FROG), the creators of the unified DevOps, DevSecOps, DevGovOps, and MLOps platform, is on a mission to create a world of software delivered without friction from development to production. Driven by a “Liquid Software” vision, the JFrog Platform is a software supply chain system of record that is designed to power organizations as they build, manage, and distribute secure software with speed and scale. Holistic security features help identify, protect, and remediate against threats and vulnerabilities. The universal, hybrid, multi-cloud JFrog Platform is available as both SaaS services across major cloud service providers and self-hosted. Millions of users and approximately 6,600 organizations worldwide, including a majority of the Fortune 100, depend on JFrog solutions to securely embrace digital transformation in the AI era. Learn more at https://jfrog.com or follow us on X @JFrog.

Disclosure Information

JFrog routinely posts important information for investors on its website (https://investors.jfrog.com/overview/default.aspx and, more specifically, under the News tab at https://investors.jfrog.com/news/). JFrog intends to use its web site as a means of disclosing material non-public information and for complying with its disclosure obligations under Regulation Fair Disclosure promulgated by the U.S. Securities and Exchange Commission (the “SEC”). Accordingly, investors should monitor JFrog’s investor relations web site, in addition to following JFrog’s press releases, SEC filings, public conference calls, presentations and webcasts.

The information contained on, or that may be accessed through, JFrog’s website is not incorporated by reference into, and is not a part of, this document.

Forward-Looking Statements:

This press release and the earnings call referencing this press release contain “forward-looking” statements, as that term is defined under the U.S. federal securities laws, including but not limited to statements regarding JFrog’s future financial performance, including our outlook for the third quarter and for the full year of 2026, expectations regarding the market and revenue potential for the JFrog Platform, including JFrog Artifactory, JFrog Xray, JFrog Curation, JFrog Advanced Security, JFrog ML, JFrog AppTrust, JFrog AI Catalog and JFrog Runtime Security, and including the efficacy and benefit of integrating of any of the foregoing with other products and platform, our expectations regarding the mission-critical nature of the “JFrog Platform” to our customers’ infrastructure and its growth potential, expectations regarding the adoption of AI and the use of AI agents, the growth potential of our cloud business, including hybrid and multi-cloud, our expectations regarding potential for growth in and market opportunities within DevOps, DevSecOps, DevGovOps, Security, AI, and MLOps, our ability to provide effective tools and solutions to detect and remediate security vulnerabilities, our expectations regarding our strategic integrations and collaborations, the ability of our strategic sales team to grow the business across top-tier accounts, our ability to expand usage of our platform in the government and commercial sectors, our ability to contribute data to global security standards bodies, our ability to innovate and meet market demands and the software supply chain needs of our customers and our expectations regarding the integration and adoption of MLOps technologies into our business, including our ability to successfully integrate into our business operations, and expectations regarding customer expansions.

These forward-looking statements are based on JFrog’s current assumptions, expectations and beliefs and are subject to substantial risks, uncertainties, assumptions and changes in circumstances that may cause JFrog’s actual results, performance or achievements to differ materially from those expressed or implied in any forward-looking statement.

There are a significant number of factors that could cause actual results to differ materially from statements made in this press release and our earnings call, including but not limited to: risks associated with managing our rapid growth; our history of losses; our limited operating history; our ability to retain and upgrade existing customers our ability to attract new customers; our ability to effectively develop and expand our sales and marketing capabilities; our ability to integrate and realize anticipated synergies from acquisitions of complementary businesses and our strategic collaborations; risk of a security breach incident or product vulnerability; risk of interruptions or performance problems associated with our products and platform capabilities; our ability to adapt and respond to rapidly changing technology or customer needs; our ability to compete in the markets in which we participate; our ability to successfully integrate technology from acquisitions into our offerings; our ability to provide continuity to our respective customers and realize innovation following our acquisitions; and general market, political, economic, and business conditions, including uncertainty in the current macroeconomic environment. Our actual results could differ materially from those stated or implied in forward-looking statements due to a number of factors, including but not limited to, risks detailed in our filings with the Securities and Exchange Commission, including in our annual report on Form 10-K for the year ended December 31, 2025 filed with the SEC on February 13, 2026, our quarterly reports on Form 10-Q, and other filings and reports that we may file from time to time with the Securities and Exchange Commission. Forward-looking statements represent our beliefs and assumptions only as of the date of this press release. We disclaim any obligation to update forward-looking statements, except as required by law.

About Non-GAAP Financial Measures:

JFrog discloses the following non-GAAP financial measures in this release and the earnings call referencing this press release: non-GAAP operating income (loss), non-GAAP gross profit, non-GAAP gross margin, non-GAAP operating expenses (research and development, sales and marketing, general and administrative), non-GAAP operating margin, non-GAAP net income (loss), non-GAAP net income (loss) per diluted share, non-GAAP net income (loss) per basic share, and free cash flow. JFrog uses each of these non-GAAP financial measures internally to understand and compare operating results across accounting periods, for internal budgeting and forecasting purposes, for short- and long-term operating plans, and to evaluate JFrog’s financial performance. JFrog believes they are useful to investors, as a supplement to GAAP measures, in evaluating its operational performance, as further discussed below. JFrog’s non-GAAP financial measures may not provide information that is directly comparable to that provided by other companies in its industry, as other companies in its industry may calculate non-GAAP financial results differently, particularly related to non-recurring and unusual items. In addition, there are limitations in using non-GAAP financial measures because the non-GAAP financial measures are not prepared in accordance with GAAP and may be different from non-GAAP financial measures used by other companies and exclude expenses that may have a material impact on JFrog’s reported financial results.

Non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. A reconciliation of the historical non-GAAP financial measures to their most directly comparable GAAP measures has been provided in the financial statement tables included below in this press release. A reconciliation of non-GAAP guidance measures to corresponding GAAP measures is not available on a forward-looking basis without unreasonable effort due to the uncertainty regarding, and the potential variability of, reconciling items that may be incurred in the future such as share-based compensation, the effect of which may be significant.

JFrog defines non-GAAP gross profit, non-GAAP operating expenses (research and development, sales and marketing, general and administrative), non-GAAP gross margin, non-GAAP operating margin, non-GAAP operating income (loss) and non-GAAP net income (loss) as the respective GAAP balances, adjusted for, as applicable: (1) share-based compensation expense; (2) the amortization of acquired intangibles; (3) acquisition-related costs; and (4) income tax effects. JFrog defines free cash flow as Net cash provided by (used in) operating activities, minus capital expenditures. Investors are encouraged to review the reconciliation of these historical non-GAAP financial measures to their most directly comparable GAAP financial measures.

Management believes these non-GAAP financial measures are useful to investors and others in assessing JFrog’s operating performance due to the following factors:

Share-based compensation. JFrog utilizes share-based compensation to attract and retain employees. It is principally aimed at aligning their interests with those of its shareholders and at long-term retention, rather than to address operational performance for any particular period. As a result, share-based compensation expenses vary for reasons that are generally unrelated to financial and operational performance in any particular period.

Amortization of acquired intangibles. JFrog views amortization of acquired intangible assets as items arising from pre-acquisition activities determined at the time of an acquisition. While these intangible assets are evaluated for impairment regularly, amortization of the cost of acquired intangibles is an expense that is not typically affected by operations during any particular period.

Acquisition-related costs. Acquisition-related costs include expenses related to acquisitions of other companies. JFrog views acquisition-related costs as expenses that are not necessarily reflective of operational performance during a period.

Income tax effects. JFrog’s non-GAAP financial results are adjusted for income tax effects related to these non-GAAP adjustments and changes in our assessment regarding the realizability of our deferred tax assets, if any. Excluding income tax effects of non-GAAP adjustments provides a more accurate view of JFrog’s operating results.

Non-GAAP weighted average share count. Diluted GAAP and non-GAAP weighted-average shares are the same, except in periods that there is a GAAP loss and a non-GAAP income. The non-GAAP weighted-average shares used to compute the non-GAAP net income per share - diluted are adjusted to reflect dilution equal to the dilutive impact had there been GAAP income.

Additionally, JFrog’s management believes that the non-GAAP financial measure, free cash flow, is meaningful to investors because management reviews cash flows generated from operations after taking into consideration capital expenditures due to the fact that these expenditures are considered to be a necessary component of ongoing operations.

Operating Metrics

JFrog’s number of customers with annual recurring revenue (“ARR”) of $100,000 or more is based on the ARR of each customer, as of the last month of the quarter. JFrog’s number of customers with ARR of $1 million or more is based on the ARR of each customer, as of the last month of the quarter. JFrog defines ARR as the annualized revenue run-rate of subscription agreements from all customers as of the last month of the quarter. The ARR includes monthly subscription customers, so long as JFrog generates revenue from these customers. JFrog annualizes its monthly subscriptions by taking the revenue it would contractually expect to receive from such customers in a given month and multiplying it by 12.

JFrog’s net dollar retention rate compares its ARR from the same set of customers across comparable periods. JFrog calculates net dollar retention rate by first identifying customers (the “Base Customers”), which were customers in the last month of a particular quarter (the “Base Quarter”). JFrog then calculates the contracted ARR from these Base Customers in the last month of the same quarter of the subsequent year (the “Comparison Quarter”). This calculation captures upsells, contraction, and attrition since the Base Quarter. JFrog then divides total Comparison Quarter ARR by total Base Quarter ARR for Base Customers. JFrog’s net dollar retention rate in a particular quarter is obtained by averaging the result from that particular quarter with the corresponding results from each of the prior three quarters.

Media Contact:

Siobhan Lyons, Director, Global Communications, siobhanl@jfrog.com

Investor Contact:

Jeff Schreiner, VP of Investor Relations, jeffs@jfrog.com

JFROG LTD.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except per share data; unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2026	2025	2026	2025
Revenue:
Subscription—self-managed and SaaS	$155,545	$121,071	$301,827	$237,496
License—self-managed	8,227	6,149	15,922	12,131
Total subscription revenue	163,772	127,220	317,749	249,627
Cost of revenue:
Subscription—self-managed and SaaS(1)(3)	36,152	30,202	69,752	60,267
License—self-managed(3)	—	—	—	116
Total cost of revenue—subscription	36,152	30,202	69,752	60,383
Gross profit	127,620	97,018	247,997	189,244
Operating expenses:
Research and development(1)(2)	54,028	47,424	105,840	90,759
Sales and marketing(1)(2)(3)	61,142	55,431	118,894	108,243
General and administrative(1)(2)	25,699	20,134	49,443	39,183
Total operating expenses	140,869	122,989	274,177	238,185
Operating loss	(13,249)	(25,971)	(26,180)	(48,941)
Interest and other income, net	7,669	6,305	14,821	12,270
Loss before income taxes	(5,580)	(19,666)	(11,359)	(36,671)
Income tax expense (benefit)	(1,415)	2,009	1,073	3,507
Net loss	$(4,165)	$(21,675)	$(12,432)	$(40,178)
Net loss per share, basic and diluted	$(0.03)	$(0.19)	$(0.10)	$(0.35)
Weighted-average shares used in computing net loss per share, basic and diluted	121,816	115,250	120,992	114,354

(1) Includes share-based compensation expense as follows:
Cost of revenue: subscription—self-managed and SaaS	$4,076	$4,209	$8,169	$8,410
Research and development	13,981	14,186	28,191	28,163
Sales and marketing	12,518	13,357	25,327	26,087
General and administrative	9,002	6,257	17,517	12,194
Total share-based compensation expense	$39,577	$38,009	$79,204	$74,854

(2) Includes acquisition-related costs as follows:
Research and development	$1,101	$1,160	$2,187	$2,340
Sales and marketing	472	474	938	937
General and administrative	20	17	39	32
Total acquisition-related costs	$1,593	$1,651	$3,164	$3,309

(3) Includes amortization of acquired intangibles as follows:
Cost of revenue: subscription–self-managed and SaaS	$4,498	$4,497	$8,996	$8,996
Cost of revenue: license—self-managed	—	—	—	116
Sales and marketing	175	1,169	350	2,371
Total amortization expense of acquired intangible assets	$4,673	$5,666	$9,346	$11,483

JFROG LTD.

CONDENSED Consolidated Balance Sheets

(in thousands; unaudited)

	June 30, 2026	December 31, 2025
Assets
Current assets:
Cash and cash equivalents	$96,692	$75,840
Short-term investments	727,794	628,574
Accounts receivable, net	135,968	119,948
Deferred contract acquisition costs	26,321	22,259
Prepaid expenses and other current assets	30,907	26,390
Total current assets	1,017,682	873,011
Property and equipment, net	8,102	5,536
Deferred contract acquisition costs, noncurrent	40,876	34,304
Operating lease right-of-use assets	14,245	12,063
Intangible assets, net	30,562	39,908
Goodwill	371,512	371,512
Other assets, noncurrent	6,365	5,043
Total assets	$1,489,344	$1,341,377
Liabilities and Shareholders’ Equity
Current liabilities:
Accounts payable	$8,135	$14,168
Accrued expenses and other current liabilities	112,568	77,970
Operating lease liabilities	4,400	5,780
Deferred revenue	351,533	309,604
Total current liabilities	476,636	407,522
Deferred revenue, noncurrent	34,234	32,400
Operating lease liabilities, noncurrent	10,169	6,676
Other liabilities, noncurrent	7,599	7,332
Total liabilities	528,638	453,930
Shareholders’ equity:
Share capital	347	335
Treasury shares, at cost	(2,028)	—
Additional paid-in capital	1,404,979	1,312,833
Accumulated other comprehensive income	1,327	5,766
Accumulated deficit	(443,919)	(431,487)
Total shareholders’ equity	960,706	887,447
Total liabilities and shareholders’ equity	$1,489,344	$1,341,377

JFROG LTD.

CONDENSED Consolidated StatementS of Cash Flows

(in thousands; unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2026	2025	2026	2025
Cash flows from operating activities:
Net loss	$(4,165)	$(21,675)	$(12,432)	$(40,178)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	5,543	6,556	11,104	13,270
Share-based compensation expense	39,577	38,009	79,204	74,854
Non-cash operating lease expense	1,918	2,155	3,981	4,273
Net amortization of premium or discount on investments	(706)	(1,472)	(1,629)	(3,031)
Losses (gains) on foreign exchange	547	(251)	473	(333)
Changes in operating assets and liabilities:
Accounts receivable	(22,266)	1,231	(15,931)	7,726
Prepaid expenses and other assets	(6,062)	(1,634)	(8,467)	(1,450)
Deferred contract acquisition costs	(9,893)	(2,354)	(10,634)	(3,105)
Accounts payable	(7,647)	647	(6,069)	19
Accrued expenses and other liabilities	18,025	10,662	16,257	9,528
Operating lease liabilities	(2,111)	(2,135)	(4,208)	(4,342)
Deferred revenue	44,296	6,346	43,763	7,646
Net cash provided by operating activities	57,056	36,085	95,412	64,877
Cash flows from investing activities:
Purchases of short-term investments	(172,060)	(135,174)	(337,707)	(284,142)
Maturities of short-term investments	125,316	96,253	238,954	200,086
Purchases of property and equipment	(3,307)	(627)	(4,377)	(1,274)
Net cash used in investing activities	(50,051)	(39,548)	(103,130)	(85,330)
Cash flows from financing activities:
Proceeds from exercise of share options	4,244	3,122	4,798	6,874
Proceeds from employee share purchase plan	—	—	8,156	6,294
Proceeds from employee equity transactions, net of payments to tax authorities and employees	26,819	6,470	17,959	7,929
Repurchases of ordinary shares	(2,028)	—	(2,028)	—
Net cash provided by financing activities	29,035	9,592	28,885	21,097
Effect of exchange rate changes on cash, cash equivalents and restricted cash	(314)	798	(315)	764
Net increase in cash, cash equivalents, and restricted cash	35,726	6,927	20,852	1,408
Cash, cash equivalents, and restricted cash—beginning of period	61,677	45,108	76,551	50,627
Cash, cash equivalents, and restricted cash—end of period	$97,403	$52,035	$97,403	$52,035
Reconciliation of cash, cash equivalents, and restricted cash within the Condensed Consolidated Balance Sheets to the amounts shown in the Condensed Consolidated Statements of Cash Flows above:
Cash and cash equivalents	$96,692	$51,277	$96,692	$51,277
Restricted cash included in prepaid expenses and other current assets	711	758	711	758
Total cash, cash equivalents, and restricted cash	$97,403	$52,035	$97,403	$52,035

JFROG LTD.

reconciliation of GAAP to non-GAAP results

(in thousands except per share data; unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2026	2025	2026	2025
Reconciliation of gross profit and gross margin
GAAP gross profit	$127,620	$97,018	$247,997	$189,244
Plus: Share-based compensation expense	4,076	4,209	8,169	8,410
Plus: Amortization of acquired intangibles	4,498	4,497	8,996	9,112
Non-GAAP gross profit	$136,194	$105,724	$265,162	$206,766
GAAP gross margin	77.9%	76.3%	78.0%	75.8%
Non-GAAP gross margin	83.2%	83.1%	83.5%	82.8%

Reconciliation of operating expenses
GAAP research and development	$54,028	$47,424	$105,840	$90,759
Less: Share-based compensation expense	(13,981)	(14,186)	(28,191)	(28,163)
Less: Acquisition-related costs	(1,101)	(1,160)	(2,187)	(2,340)
Non-GAAP research and development	$38,946	$32,078	$75,462	$60,256

GAAP sales and marketing	$61,142	$55,431	$118,894	$108,243
Less: Share-based compensation expense	(12,518)	(13,357)	(25,327)	(26,087)
Less: Acquisition-related costs	(472)	(474)	(938)	(937)
Less: Amortization of acquired intangibles	(175)	(1,169)	(350)	(2,371)
Non-GAAP sales and marketing	$47,977	$40,431	$92,279	$78,848

GAAP general and administrative	$25,699	$20,134	$49,443	$39,183
Less: Share-based compensation expense	(9,002)	(6,257)	(17,517)	(12,194)
Less: Acquisition-related costs	(20)	(17)	(39)	(32)
Non-GAAP general and administrative	$16,677	$13,860	$31,887	$26,957

Reconciliation of operating income (loss) and operating margin
GAAP operating loss	$(13,249)	$(25,971)	$(26,180)	$(48,941)
Plus: Share-based compensation expense	39,577	38,009	79,204	74,854
Plus: Acquisition-related costs	1,593	1,651	3,164	3,309
Plus: Amortization of acquired intangibles	4,673	5,666	9,346	11,483
Non-GAAP operating income	$32,594	$19,355	$65,534	$40,705
GAAP operating margin	(8.1)%	(20.4)%	(8.2)%	(19.6)%
Non-GAAP operating margin	19.9%	15.2%	20.6%	16.3%

Reconciliation of net income (loss)
GAAP net loss	$(4,165)	$(21,675)	$(12,432)	$(40,178)
Plus: Share-based compensation expense	39,577	38,009	79,204	74,854
Plus: Acquisition-related costs	1,593	1,651	3,164	3,309
Plus: Amortization of acquired intangibles	4,673	5,666	9,346	11,483
Less: Income tax effects	(7,363)	(1,617)	(10,783)	(4,157)
Non-GAAP net income	$34,315	$22,034	$68,499	$45,311
Net income per share - basic	$0.28	$0.19	$0.57	$0.40
Net income per share - diluted	$0.27	$0.18	$0.54	$0.38
Shares used in non-GAAP net income per share calculations:
GAAP weighted-average shares used to compute net loss per share - basic and diluted	121,816	115,250	120,992	114,354
Add: Dilutive ordinary share equivalents	5,861	5,328	5,521	5,178
Non-GAAP weighted-average shares used to compute net income per share - diluted	127,677	120,578	126,513	119,532

JFROG LTD.

reconciliation of gaap cash flow from operating activities to free cash flow

(in thousands; unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2026	2025	2026	2025
Net cash provided by operating activities	$57,056	$36,085	$95,412	$64,877
Less: purchases of property and equipment	(3,307)	(627)	(4,377)	(1,274)
Free cash flow	$53,749	$35,458	$91,035	$63,603